Exhibit 3.1

Industry Canada	Industrie Canada

Certificate of Amendment	Certificat de modification
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions
VALEANT PHARMACEUTICALS INTERNATIONAL, INC.
Corporate name / Dénomination sociale
430861-1
Corporation number / Numéro de société
I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment.
JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes.
Aïssa Aomari
Deputy Director / Directeur adjoint
2010-09-28
Date of Amendment (YYYY-MM-DD)
Date de modification (AAAA-MM-JJ)

Industry Canada	Industrie Canada	Form 4 Articles of Amendment	Formulaire 4 Clauses modificatrices
		Canada Business Corporations Act	Loi canadienne sur les sociétés par
		(CBCA) (s. 27 or 177)	actions (LCSA) (art. 27 ou 177)
1	Corporate name Dénomination sociale Biovail Corporation

2	Corporation number Numéro de la société 430861-1

3	The articles are amended as follows Les statuts sont modifiés de la façon suivante

The corporation changes its name to: La dénomination sociale est modifiée pour: VALEANT PHARMACEUTICALS INTERNATIONAL, INC.
4	Declaration: I certify that I am a director or an officer of the corporation. Déclaration : J’atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
Margaret Mulligan

Margaret Mulligan
905-286-3311
Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).
Nota: Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ ou d’un emprisonnement maximal de six mois, ou de ces deux peines (paragraphe 250(1) de la LCSA).

IC 3069 (2008/04)